                                                                   EXHIBIT 10.14

                                A G R E E M E N T

THIS AGREEMENT is entered into on the 6th day of October, 1997, between

                           CRISPAIRE CORPORATION            (PRIMARY CONTRACTOR)
                           3285 Saturn Court NW
                           Norcross, GA 30092
                           (770) 734-9696
                           Fax (770) 453-9323

hereinafter called the Contractor, and

                           LOS ANGELES UNIFIED SCHOOL DISTRICT

hereinafter called the District.

The parties hereby agree as follows:

SCOPE OF WORK

The Contractor shall furnish to the District in accordance with its Bid Request C-250, Specifications dated October, 1997, the Rate Schedule set out herein and in strict conformity with all Contract documents:

                            AIR CONDITIONING SYSTEMS
                                 (VARIOUS TYPES)
                        FOR VARIOUS LOCATIONS WITHIN THE
                       LOS ANGELES UNIFIED SCHOOL DISTRICT
                                       FOR
                          DESIGN AND INSPECTION BRANCH

SCOPE OF CONTRACT

The scope of the Contract is to provide various types of air conditioning systems including miscellaneous accessories and spare parts to various District locations. Contractor will have to provide service to any of the District's locations, (see map included) on an "as required" (scheduled delivery) basis, in accordance with all the terms, and conditions and Specifications indicated herein. (See Specifications section, Pages l through 19 for specific details).

This Contract is for furnishing equipment/material only, and does not cover installation. Installation shall be provided by the District and/or by outside Contractor under separate agreement. Contract shall allow the District to issue individual orders throughout the Contract period for a various number of units.

TERM OF CONTRACT

The term of the Contract is October 1, 1997 to September 30, 2000 (36 months), inclusive. Upon written mutual consent of the District and the Contractor, this Contract is subject to two (2) additional twelve (12) month extensions for a maximum of five (5) years with no change in terms and/or conditions. After each annual period (12 months), rates are subject to modification for each remaining twelve (12) month period evaluated upon increases or decreases in the Consumer Price Index. Additionally, each extended Contract period would also be subject to the same provisions. (See "Contract Extensions" and "Adjustment To Rate Schedule" (clauses).

CANCELLATION CLAUSE

All terms, conditions, and prices (including percentage discount), are firm for the first one (1) year of the Contract period. After one (1) year from the beginning date of the Contract, this agreement may be cancelled by either party without cause upon sixty (60) days written notification of intention to cancel the agreement.

Upon notification, the District has the right to order at the price, terms, and conditions in effect at any time prior to the effective date of the cancellation of the agreement and require delivery of the items so ordered. Purchase orders issued


CONTRACT NO. 985067               Page 1 of 13                     BID NO. C-617
against the Contract prior to cancellation may specify delivery dates beyond the effective date of the cancellation of this agreement, not exceeding forty five
(45) days.

The District reserves the right to cancel this agreement if delivery or performance proves unsatisfactory and may procure the articles from other sources and may deduct from unpaid balance due the Contractor and/or may collect against the surety for excess costs so paid. The prices paid by the District shall be considered the "prevailing market price" at the time such purchase is made. The District shall be sole judge to satisfactory performance based upon delivery requirements indicated in the Specifications section.

TAXES

The unit costs shall exclude all applicable taxes.

The District shall pay only the California Sales and Use Tax, and/or the Los Angeles County Uniform Local Sales and Use Tax on the prices (rates), when applicable and listed separately on the invoice

The Federal Excise Tax is not applicable, as school districts are exempt therefrom. The District, upon request, shall furnish the Contractor a Federal Exemption Certificate.

Any new of additional tax not in effect at the time of the bid but which becomes effective during the Contract period shall be paid by the District providing that the services/materials being provided under this Contract are applicable to such tax.

INVOICES AND PAYMENTS

Itemized invoices on a form acceptable to the District with Contract and Purchase Order Number clearly indicated, should be submitted to the District immediately in triplicate. Issued and mail to:

                       Los Angeles Unified School District
                       Accounting & Disbursements Division
                       Accounts Payable Section, 9th Floor
                                 P.O. Box 54306
                          Los Angeles, California 90054

Invoices submitted shall include the original (signed) copy of the delivery slip and listing of unit serial numbers delivered. See Specifications section, "Serial Numbering".

For each purchase order issued: Payment shall be made for only the actual number of units delivered, either all or in-part.

For payment information call Accounts Payable Section: (213) 633-3441, Attn:
Contracts/"M" Order Payer.


CONTRACT NO. 985067               Page 2 of 13                     BID NO. C-617

RATE SCHEDULE

The following rate schedule shall be firm* during the period, October 1, 1997 through September 30, 2000 (36 months) inclusive.

                                  CATEGORY HP-3

Heat pump, single packaged, air, vertical, wall mounted. Must provide 450 CFM O.S.A. Noise criteria maximum 50 dba on "A" scale 10 feed away from unit. Must be able to supply 450 CFM without economizer. (Use only when there is existing heating system to remain)*

                                                  UNIT COSTS IF PURCHASED:                Freight Cost: **
                                                                                          ----------------
                                               Over Two (2) Years       Maximum
                                             ----------------------    Number of
                                                                         Units       Full Truck     Less Than
                                                                       Capable of       Load        Truck Load
                                             1st Year      2nd Year    Providing      Quantity:     Quantity:
                                             --------      --------    ----------    ----------     ----------
                              District's
                              Estimated
System Description            Quantity       (140 Ea.)     (134 Ea.)    (250 Ea.)
------------------            ---------
2 ton 460V/3 phase
      (0310512043)                           $1,346.00     $1,386.00                   $25.00         $75.00


                            Unit Cost Each:                            Bi-monthly     Minimum
                                                                        Amount:       Load of:
2 ton 208V/230V/1 phase
      (0310512021)                           $1,117.00     $1,151.00

2 ton 208V/230V/3 phase
      (0310512023)                           $1,222.00     $1,259.00      60    Ea.      60    Ea.
                                                                       --------       --------

* See Specification section for complete technical equipment specifications. ** See Specification section for specific details


CONTRACT NO. 985067               Page 3 of 13                     BID NO. C-617

Heat pump, single packaged, air, vertical, wall mounted. Must provide 450 CFM O.S.A. Noise criteria maximum 50 dba on "A" scale 10 feed awayf from unit. Must be able to supply 450 CFM without economizer. (Use only when there is existing heating system to remain)*

                                                  UNIT COSTS IF PURCHASED:                Freight Cost: **
                                                                                          ----------------
                                               Over Two (2) Years       Maximum
                                             ----------------------    Number of
                                                                         Units       Full Truck     Less Than
                                                                       Capable of       Load        Truck Load
                                             1st Year      2nd Year    Providing      Quantity:     Quantity:
                                             --------      --------    ----------    ----------     ----------
                              District's
                              Estimated
System Description            Quantity       (127 Ea.)     (121 Ea.)   (248 Ea.)
------------------            ---------

2.5 ton 460V/3 phase
      (0310512543)                           $1,399.00     $1,441.00                  $25.00         $75.00

                            Unit Cost Each:                            Bi-monthly     Minimum
                                                                        Amount:       Load of:
2.5 ton 208V/230V/1 phase
      (0310512521)                           $1,136.00     $1,170.00

2.5 ton 208V/230V/3 phase
      (0310512523)                           $1,242.00     $1,279.00     50  Ea.       50  Ea.
                                                                       ------        ------

* See Specification section for complete technical equipment specifications. ** See Specification section for specific details


CONTRACT NO. 985067               Page 4 of 13                     BID NO. C-617

Heat pump, single packaged, air, vertical, wall mounted. Must provide 450 CFM O.S.A. Noise criteria maximum 50 dba on "A" scale 10 feed awayf from unit. Must be able to supply 450 CFM without economizer. (Use only when there is existing heating system to remain)*

                                                  UNIT COSTS IF PURCHASED:                Freight Cost: **
                                                                                          ----------------
                                               Over Two (2) Years       Maximum
                                             ----------------------    Number of
                                                                         Units       Full Truck     Less Than
                                                                       Capable of       Load        Truck Load
                                             1st Year      2nd Year    Providing      Quantity:     Quantity:
                                             --------      --------    ----------    ----------     ----------
                              District's
                              Estimated
System Description            Quantity       (1154 Ea.)    (1265 Ea.)     (2419 Ea.)
------------------            ---------

3 ton 460V/3 phase
      (0310513043)                           $1,379.00     $1,420.00                  $25.00         $75.00

                            Unit Cost Each:                            Bi-monthly     Minimum
                                                                        Amount:       Load of:
3 ton 208V/230V/1 phase
      (0310513021)                           $1,150.00     $1,185.00

3 ton 208V/230V/3 phase
      (0310513023)                           $1,256.00     $1,294.00     50   Ea.        50  Ea.
                                                                       -------        -------

* See Specification section for complete technical equipment specifications. ** See Specification section for specific details


CONTRACT NO. 985067               Page 5 of 13                     BID NO. C-617

Heat pump, single packaged, air, vertical, wall mounted. Must provide 450 CFM O.S.A. Noise criteria maximum 50 dba on "A" scale 10 feed awayf from unit. Must be able to supply 450 CFM without economizer. (Use only when there is existing heating system to remain)*

                                                  UNIT COSTS IF PURCHASED:                Freight Cost: **
                                                                                          ----------------
                                               Over Two (2) Years       Maximum
                                             ----------------------    Number of
                                                                         Units       Full Truck     Less Than
                                                                       Capable of       Load        Truck Load
                                             1st Year      2nd Year    Providing      Quantity:     Quantity:
                                             --------      --------    ----------    ----------     ----------
                              District's
                              Estimated
System Description            Quantity       (258 Ea.)     (334 Ea.)   (300 Ea.)
------------------            ---------

3.5 ton 460V/3 phase                         $1,693.00     $1,744.00                  $25.00        $75.00
      (0310513543)

                            Unit Cost Each:                            Bi-monthly     Minimum
                                                                        Amount:       Load of:
3.5 ton 208V/230V/1 phase                    $1,498.00     $1,543.00
      (0310513521)
3.5 ton 208V/230V/3 phase
      (0310513523)                           $1,572.00     $1,619.00     40   Ea.       40   Ea.
                                                                       -------        ------

* See Specification section for complete technical equipment specifications. ** See Specification section for specific details


CONTRACT NO. 985067               Page 6 of 13                     BID NO. C-617

Heat pump, single packaged, air, vertical, wall mounted. Must provide 450 CFM O.S.A. Noise criteria maximum 50 dba on "A" scale 10 feed awayf from unit. Must be able to supply 450 CFM without economizer. (Use only when there is existing heating system to remain)*

                                                  UNIT COSTS IF PURCHASED:                Freight Cost: **
                                                                                          ----------------
                                               Over Two (2) Years       Maximum
                                             ----------------------    Number of
                                                                         Units       Full Truck     Less Than
                                                                       Capable of       Load        Truck Load
                                             1st Year      2nd Year    Providing      Quantity:     Quantity:
                                             --------      --------    ----------    ----------     ----------
                              District's
                              Estimated
System Description            Quantity       (258 Ea.)     (264 Ea.)   (300 Ea.)
------------------            ---------

4 ton 460V/3 phase
      (0310514043)                           $1,880.00     $1,936.00                  $25.00        $75.00

                            Unit Cost Each:                            Bi-monthly     Minimum
                                                                        Amount:       Load of:
4 ton 208V/230V/1 phase
      (0310514021)                           $1,614.00     $1,662.00

4 ton 208V/230V/3 phase
      (0310514023)                           $1,739.00     $1,791.00     40   Ea.       40  Ea.
                                                                       -------        ------

* See Specification section for complete technical equipment specifications. ** See Specification section for specific details


CONTRACT NO. 985067               Page 7 of 13                     BID NO. C-617

Heat pump, single packaged, air, vertical, wall mounted. Must provide 450 CFM O.S.A. Noise criteria maximum 50 dba on "A" scale 10 feed awayf from unit. Must be able to supply 450 CFM without economizer. (Use only when there is existing heating system to remain)*

                                                  UNIT COSTS IF PURCHASED:                Freight Cost: **
                                                                                          ----------------
                                               Over Two (2) Years       Maximum
                                             ----------------------    Number of
                                                                         Units       Full Truck     Less Than
                                                                       Capable of       Load        Truck Load
                                             1st Year      2nd Year    Providing      Quantity:     Quantity:
                                             --------      --------    ----------    ----------     ----------
                              District's
                              Estimated
System Description            Quantity       (12 Ea.)      (12 Ea.)    (235 Ea.)
------------------            ---------

5 ton 460V/3 phase
      (0310515043)                           $1,991.00     $2,051.00                  $25.00         $75.00

                            Unit Cost Each:                            Bi-monthly     Minimum
                                                                        Amount:       Load of:
5 ton 208V/230V/1 phase
      (0310515021)                           $1,675.00     $1,725.00

5 ton 208V/230V/3 phase
      (0310515023)                           $1,756.00     $1,809.00     40   Ea.       40  Ea.
                                                                       -------        ------

                           Category Totals:     1949          2129
                                                ----          ----

* See Specification section for complete technical equipment specifications. ** See Specification section for specific details


CONTRACT NO. 985067               Page 8 of 13                     BID NO. C-617

Heat pump, single packaged, air, vertical, wall mounted. Must provide 450 CFM O.S.A. Noise criteria maximum 50 dba on "A" scale 10 feed awayf from unit.

SPARE AND
REPLACEMENT PARTS

-Percentage discount off manufacturer's published price list:   40%

-Date of price list used: 4/97      Column or category used: Trade Price

*See Specification section for complete technical equipment specification.

**See Specification section for specific details.

                            UNIT COSTS IF PURCHASED:

                                                                                       Over Two (2) Years
                                                                                    ------------------------

System Options                                                                      1st Year        2nd Year
                                                                                    --------        --------

1A.      Replace condenser guard with one-half (1/2) inch,    Upgrade Unit Cost:      $29.00          $31.00
         sixteen (16) gauge flat expanded metal, hot dipped   (Each)
         galvanized

2A.      Replace standard supply and return air grilles       Upgrade Unit Cost:      $63.00          $66.00
         with heavy duty type, double deflection horizontal   (Each)
         adjustable rear bars, vertical adjustable face
         bars: Air Mate E-240V supply, E-280 return or
         approved equal.

3A.      Supply and return air sleeves to interconnect        Upgrade Unit Cost:      $15.14          $15.90
         registers to unit through the wall.                  (Each)

4A.      Control cabinets and/or breaker panels to be         Upgrade Unit Cost:      $10.00          $11.00
         provided with door locks: flush type latched         (Each)
         Corbin no. 15751, 5/8 inch for metal door, Keyed
         to Corbin cat. No. 60 key.

5A.      Auto changeover Thermostat and Sub-base for AC-2     Upgrade Unit Cost:      $41.00          $43.00
                                                              (Each)


* See Specification section for complete technical equipment specifications.


CONTRACT NO. 985067               Page 9 of 13                     BID NO. C-617

                               CATEGORY - TRAINING

           Training of District's Maintenance and Operations Personnel

Cost to provide technical training to the Maintenance and Operations Personnel of the District who are responsible for the maintenance and repair of air conditioning units covered under this Contract. This training is to be conducted at each of the seven (7) M&O locations for each of the different types of air conditioning units listed in this request. The cost shall be based on forty (40) hours of training per year, which should allow sufficient time to train all personnel at the different locations. However, if this is not sufficient time in the Contractor's opinion, an alternate time period may be submitted in addition to the original requested time.

Cost per hour to provide "on-site" training: $ 250.00 per hour.

Suggested number of hours for training:    8    hours/per session.

AUTHORIZED DISTRICT REPRESENTATIVE

The Contract shall be under the direction and subject to the approval of the Branch Director of Design and Inspection Branch, Julie Crum, or her designated representative. The authorized District representative for this Contract will be:

            Bronco Popovich, HVAC Testing and Inspection Supervisor.
                       Los Angeles Unified School District
                Design and Inspection Branch, Inspection Section
                                c/o Central Shops
                              1500 East 14th Street
                          Los Angeles, California 90021
                                 (213) 743-3586
                               Fax (213) 746-7679

ESTIMATED DISTRICT REQUIREMENTS

The District's estimated requirement indicated in the Rate Schedule Section is what will need to be provided to facilitate the District's current Contract needs. This is an estimated requirement for information only and is in no way intended to indicate expressly or by implication the actual quantity that may be required. The District may require substantially more or less than this amount.

Although a guarantee cannot be made as to the number of systems which will be provided under the Contract, for purposes of bidding, Bidder should base cost on the estimates indicated in the "Rate Schedule". Ordering will be based upon one
(1) of the three (3) options shown.

The Contractor will be afforded the option by giving written notice to the District, of refusing to deliver in excess of 25% over the quantity for each item indicated in the "Rate Schedule." Refusal to deliver shall serve to terminate that item from the Contract and the District reserves the right to terminate the entire Contract when 50% of the Contract line items have been terminated.

The equipment listed in the Contract and required during the Contract period shall be ordered exclusively from the Contractor during such period except as noted in the General Bid and Contract Conditions, #32 "Special Purchases" and #34 "District Purchasing Rights".

CASH DISCOUNT

         Cash Discount of Net % 30 days, is being offered.


CONTRACT NO. 985067              Page 10 of 13                     BID NO. C-617

NOTICES, DEMANDS AND COMMUNICATIONS

Formal notices, demands, and communications to be given hereunder by either party shall be made in writing and may be effected by U.S. mail, personal delivery, registered/certified mail or return receipt requested and shall be deemed effective as of the date of receipt.

PERFORMANCE GUARANTEE

A performance guarantee is required on Contracts with estimated values which are expected to be $100,000.00 or more during any annual period. ( i.e.) for multi-year Contracts, the estimated value will be based on the annual (12 month) amount only.

The Contractor shall be required to provide a performance guarantee at the time of execution of the Contract. Guarantee shall be in the form of a cashier's or certified check, a certificate of deposit or a performance bond. Period of coverage shall be during the first Contract period, twelve (12) months, plus 120 days to cover service/deliveries ordered before but performed after the Contract expiration date. The amount shall be equal to twenty-five (25) percent of the total cost for the annual period. The guarantee shall be effective for the first Contract period and shall be renewed for each subsequent twelve (12) month period(s).

Failure to promptly submit a performance guarantee may result in a default action. (See General Bid and Contract Condition #30).

USE OF IRREVOCABLE LETTERS OF CREDIT

Contractors that are unable to obtain or find difficulty in obtaining performance bonds and that do not desire to tie up their funds by assignment of a Certificate of Deposit occasionally request the District to accept an Irrevocable Letter of Credit as a substitute security. For the information of Contractors desiring to submit letters of credit, the following is furnished:

The procedure and criteria for acceptance by the District of Irrevocable Letters of Credit generally are as follows:

1. The Letter should be issued by a bank haying one or more branches in Los Angeles County or in a county contiguous to Los Angeles County.

2. The Letter should be effective for the period of the Contract and for 120 days thereafter. If the Contract conditions provide for renewal or extension of the Contract, the Letter must include the bank's guarantee that it will extend the Letter for any period for which the Contract is extended, plus 120 days thereafter.

3. The Letter should provide that the District has the right unilaterally to make draft(s) against the Letter in whole or in part, at any time, provided that the Board of Education of the City of Los Angeles has declared the contractor in default or has approved a claim and/or any encumbrance against the Contract.

4. Prior to the bank's issuing the Letter of Credit, the Contractor should obtain from the bank and submit to the District for review a completed draft of the Letter as the bank proposes to issue it. The Contractor should anticipate that review of the draft by the District and the District's counsel will take approximately two weeks, plus additional time if it is found necessary to arrange with the Contractor and/or the bank to make changes in the Letter and, found if applicable, to review such changes.

5. The Letter issued and submitted to the District should be fully executed and accompanied by a properly executed acknowledgment.

NOTE: Any questions or concerns regarding either Insurance or Bonding
      Requirements may be referred to the Contract and Insurance Services Branch at (213) 633-7380.


CONTRACT NO. 985067              Page 11 of 13                     BID NO. C-617

PIGGYBACK CLAUSE

For the term of the Contract and any mutually agreed extension(s), pursuant to request for bid and at the option of the Contractor, other school districts, community college districts, public corporation or agency, including any county, city, town or public corporation or agency within the State of California, may purchase, services/item(s) at the same price and upon the same terms and conditions pursuant to Section 20652 and/or 20118 of the Public Contract Code.

Sales tax and delivery charges are applicable to the Contract for Los Angeles Unified School District area only. Different sales tax and delivery charges outside the area of this Contract are subject to change based upon area of service.

District waives its right to require such other districts and agencies to draw their warrants in the favor of the District as provided in said code sections.

ADJUSTMENT TO THE RATE SCHEDULE (PRICES)

All rates (prices) are firm for the first Contract period of thirty-six (36) months. For each of the two (2) additional annual extended Contract periods, the rates(s) are "subject to modification" according to the following criteria.

The adjustment to the Contract rate(s) (prices), if any, would be effective October 1st, for each remaining Contract period(s). Increases considered shall be evaluated by using the percentage of change between the previous year and the current year's Consumer Price Index, published by the U.S. Department of Labor's Bureau of Labor Statistics as a guide. The specific index to be used is the C.P.I. for Los Angeles-Anaheim-Riverside, CA for April of each year using the "Special Index Category" of "All Items Less Shelter" under the "All Urban Consumers" column.

All requests for rate adjustments must be requested by the Contractor in writing no later than sixty (60) days prior to the end of each annual Contract period. An explanation citing the rationale for price increase should be included in such correspondence.

Note: It is expressly understood that Contract rate increases are not automatic nor guaranteed. Contractor's request to increase the current rate schedule will be evaluated and considered when such adjustments are requested. The District reserves the right to reject any such request and re-bid and/or cancel said Contract within the provisions of the existing agreement. The District may offer a lower, higher or no increase in percentage. All increases are subject to negotiation between the Contractor and the District. For information on the Consumer Price Index, contact the Bureau of Labor Statistics at (415) 975-4350.

Further explanation or clarification of provisions pertaining to "Adjustment To The Rate Schedule (Prices)" may be obtained by contacting the Purchasing Services Manager.

CONTRACT EXTENSION

After the initial Contract period of thirty-six (36) months, the Contract is subject to two (2) additional twelve (12) month extensions, for a maximum of five (5) years total. Extensions are contingent upon written mutual consent of the District and the Contractor. Any request for extension must be requested by the Contractor in writing no later than sixty (60) days prior to the expiration date of the existing agreement. Extended Contract period granted by the District would be subject to the same terms and conditions. Provisions for price adjustments would be subject to the "Adjustment To The Rate Schedule (Prices)" provision.

ASSIGNMENT

The Contractor shall not assign or transfer by operation of law or otherwise any or all of its rights, including the right to receive payment, burdens, duties or obligations without the prior written consent of the District and the surety on the Contract bonds. The District's standard assignment form shall be used for any assignment requested by the Contractor.

The District will not sign any documents in connection with assignments or financing other than the District's standard form for "assignment of Contract money" or "assignment of rights and delegation of duties on Contract" which is available from the District's Contract and Insurance Services Branch, 355 South Grand Avenue, 19th Floor, Los Angles, CA 90071, Telephone (213) 633-7380.


CONTRACT NO. 985067              Page 12 of 13                     BID NO. C-617

CONTRACT DOCUMENTS

The complete Contract includes the following documents: the Advertisement for Bids, the Bid and General Contract Conditions, the Specifications, the Bid of the Contractor and its acceptance by the District, the Contract, the Performance Guarantee, and all amendments thereto. Any of these documents shall be interpreted to include all provisions of the other documents as though fully set out therein.

             -CONTRACTOR-                                   -DISTRICT-

CRISPAIRE CORPORATION                        LOS ANGELES UNIFIED SCHOOL DISTRICT


BY   /s/ DAVID L. SHUFORD                    BY      LOS ANGELES UNIFIED SCHOOL
     -------------------------                       DISTRICT BOARD OF EDUCATION
     VP Sales & Marketing

                                             BY      /s/ CHARLOTTE BARNEY
                                                     ---------------------------
                                                     CHARLOTTE BARNEY
                                                     Contract Assistant


CONTRACT NO. 985067              Page 13 of 13                     BID NO. C-617

                          BOND OF FAITHFUL PERFORMANCE

WHEREAS, LOS ANGELES UNIFIED SCHOOL DISTRICT OF LOS ANGELES COUNTY

hereinafter called the District, and CRISPAIRE CORPORATION

hereinafter called the Contractor, have entered into a contract dated ................  October 6, 1997

for ..................  AIR CONDITIONING SYSTEMS (VARIOUS TYPES) FOR VARIOUS
                        LOCATIONS WITHIN THE LOS ANGELES UNIFIED SCHOOL DISTRICT FOR DESIGN AND INSPECTION BRANCH C-617 10/1/97 THROUGH 9/30/2000

Amount of Bond .......  FIFTY EIGHT THOUSAND FIVE HUNDRED TWENTY FIVE AND NO/100
                        DOLLARS ($58,525.00)

NOW, THEREFORE, the Contractor, as Principal, and the following named Surety,

________________________________________________________________________________
are held and firmly bound to the District jointly and severally in the penal sum of this Bond set forth above as Amount of Bond for which payment, well and truly to be made, the Principal and Surety bind themselves, their heirs, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

The conditions of this obligation is that if the Contractor shall promptly and faithfully perform all the conditions of the Contract in strict conformity with all terms and conditions set forth in the Contract, then this obligation shall be null and void, otherwise it shall remain in full force and effect.

The Surety, for value received, hereby stipulates and agrees that notwithstanding California Civil Code Sections 2819 and 2849, no change, alteration or extension of time in the terms of the contract or in the goods, supplies or service to be furnished thereunder shall in any wise affect its obligations on this bond; and it does hereby waive notice of any such change.

Signed, sealed, and dated, _______________________19___.

        -Contractor/Principal-                              -Surety-

CRISPAIRE CORPORATION                       Agency (if any) ____________________

NAME ____________________________________   By _________________________________

TITLE ___________________________________   Address ____________________________

                                            Phone (For inquiries) ______________

                                            Bond No. ___________________________

--------------------------------------------------------------------------------

               CERTIFICATION BY LOS ANGELES COUNTY CLERK'S OFFICE

I hereby certify:

1. That the Surety named above has been certified by the State Insurance Commissioner as an admitted Surety Insurer and that such authority is in full force and effect.

2. That the person executing this bond on behalf of the Surety is authorized to do so under a power of attorney on file in this office.

3. That there is on file in this office the financial statement of the Surety for the period ending ____________ showing capital and surplus not less than ten times the amount of this bond.

                                            CONNY B. McCORMACK,   County Clerk

Date _____________________________________  By _________________________________
                                                           985060

Form 82.4
Rev. 11/97

  (Signatures for Surety must be acknowledged by jurat before a Notary Public)

                  Business Services Center, Purchasing Branch
                 355 South Grand Avenue 19th Floor, Suite 1951
                             Los Angeles, CA. 90071

                            CONTRACT FOR FURNISHING:

                            AIR CONDITIONING SYSTEMS
                                (VARIOUS TYPES)

                        FOR VARIOUS LOCATIONS WITHIN THE
                      LOS ANGELES UNIFIED SCHOOL DISTRICT

                       FOR: DESIGN AND INSPECTION BRANCH

                                 SPECIFICATIONS

THE BOARD OF EDUCATION OF THE CITY OF LOS ANGELES WILL AUTHORIZE THIS CONTRACT AND ONLY THE BOARD OF EDUCATION CAN AUTHORIZE CHANGES IN THE RATES, TERMS AND CONDITIONS IN THE CONTRACT. THE BRANCH DIRECTOR OF PURCHASING OR THE BRANCH DIRECTOR OF CONTRACT AND INSURANCE SERVICES SHALL NOTIFY THE CONTRACTOR IN WRITING OF ANY CHANGES SO AUTHORIZED. NO OTHER PERSONS MAY AUTHORIZE CHANGES TO THIS CONTRACT.

SCOPE OF CONTRACT

T he scope of the Contract is to provide various types of air conditioning systems. Contractor will have to provide service to any of the District's locations, on an "As Required" (scheduled delivery) basis.

Contracted services shall be in accordance with all the Terms and Conditions set forth herein; including adherence to the following Specifications. The "Unit Costs" bid in the "Rate Schedule" should take into account and shall include the following requirements.

NOTE: It is the responsibility of the Contractor to carefully read and fully understand these specifications. If exceptions are taken thereto they must have been noted on the signed bid. After the contract is issued, no modifications or changes to the specifications will be authorized without Written consent from the District.

                           I. TECHNICAL SPECIFICATIONS

EQUIPMENT

A. Equipment Specifications as written below may be revised to reflect latest product developments. Such revisions are subject to approval by the District.

B. Heat Pump Units, packaged type, floor mounted or wall hung, serving single classroom without distribution duct:

      1. Shall be tested, certified, and warranted by their manufacturers to operate without undue noise of more than 50 dB on "A" scale measured 10 feet directly in front or 45-degree angle of the unit, at a height 5 feet above finish floor. Supplier and Contractor shall, at their expense, make changes or adjustments or replace loud units, to produce a condition of quietness not to exceed 50 dB. Changes shall not reduce air flow quantities nor cooling capacity called for in the Contract Documents.

      2. Shall have their compressors mounted on vibration isolation springs within the cabinets.

      3. Shall have height of distribution air plenum fabricated to meet individual classroom requirement. Air outlet shall have 120 degrees direction, adjustable 10 degree downward or upward. Air outlet to utilize the whole width of the unit. Floor mounted units only.


SPECIFICATIONS
AIR CONDITIONING
SYSTEMS (VARIOUS TYPES)            Page 1 of 7                             C-617

LOS ANGELES UNIFIED SCHOOL DISTRICT
SPECIFICATIONS - continued

EQUIPMENT - continued

      4. Shall have outside air make-up for ventilation mixed with return air, filtered through same filter, prior to passing through evaporator coil. O.S.A. shall not by-pass evaporator coils.

      5. Shall have all component parts, wiring, including filters, accessible for inspection and service from the inside (Classroom). Floor mounted units only.

      6. Shall have controls to automatically operate the mechanical equipment through the heating or cooling and ventilating cycles as required.

AIR CONDITIONING UNITS

      Item No.

      6. HP-e: Heat pump, single packaged, air to air, vertical wall mount unit, of various voltages: 460V/ 3 Phase, 208/230V/ 1 Phase, 208/230V/ 3 Phase.

      Unit shall be factory assembled, piped, internally wired and fully charged with R-22. Units shall be UL listed. Cooling capacity rated in accordance with ARI Standard 240-89. Unit shall have SEER/COP in compliance with California Energy Conservation latest Standards, CCR, Title 24, with a minimum SEER of 10.0. Units shall be furnished complete with HACR Breaker disconnect, filter driers, thermal expansion valves on indoor coil, service gage connections or suction and discharge lines and heavy expanded metal protective guard for coil. Provide fixed metering on the outdoor coil.

      1. Cabinet and Frame: Frame shall be welded construction. Cabinet shall be constructed of not less than #20 gage zinc coated galvanized with one coat of satin acrylic paint and be complete with integral mounting brackets, sloped top, weather stripping and fresh air damper capable of providing 450 CFM of outside air. Panels shall be insulated with 2 pounds per cubic foot, l/2" thick fiberglass.

      2. Compressor: Hermetically sealed scroll compressor with internal vibration isolators. Compressor shall carry unconditional 5 year warranty and be complete with access valves, depress Schraeder type. Compressor motor assembly shall be protected by thermal and electrical overload, and high pressure switch.

      3. Coils: Coils shall be of non-ferrous construction with aluminum plate fins mechanically bonded to copper tubes, factory tested. Drain pan sloped for positive drainage.

      4. Fans and Motors: Evaporator fan shall be forward curved centrifugal type, tested and rated in accordance with AMCA requirements. Fans shall be direct driven with at least two speed taps. Evaporator blower and motor shall have permanently lubricated bearings. Condenser fan may be propeller type, direct-driven by a permanently lubricated motor. Condenser air shall be discharged horizontally.

      5. Controls: The internal control circuit shall consist of current limiting type transformer to generate 24 VAC, switching devices to operate the compressor, indoor fan motor. The control circuit shall incorprate a manual reset safety circuit to render the refrigerant system (compressor and outdoor air motor) inoperative should there be a loss of air flow or refrigerant. The safety circuit shall be resettable at the wall thermostat. A "fault" light located on the wall thermostat shall indicate a safety lock-out. The defrost circuit shall consist of a single device and shall be time and temperature initiated. A 90 minute timer, readily adjustable to 30 or 45 minutes, shall initiate a defrost cycle only if the outdoor coil temperature indicates the possibility of an iced condition. The device shall terminate the defrost cycle when the coil temperature has been elevated to a satisfactory level that assures all ice has been removed, or at the end of ten minutes of defrost operation.


SPECIFICATIONS
AIR CONDITIONING
SYSTEMS (VARIOUS TYPES)            Page 2 of 7                             C-617

LOS ANGELES UNIFIED SCHOOL DISTRICT
SPECIFICATIONS - continued

      6.    Control and Timer: Thermostatic room temperature controls and six
            (6) hour by-pass timer shall be as recommended by the manufacturer and approved by the District.

      7. Filters: Filters shall be 2" replaceable media type Farr D/C or approved equal, installed in filter section as part of unit.

                     II. GENERAL CONDITIONS AND REQUIREMENTS

1.    INSURANCE

      The Contractor shall secure and maintain, as a minimum, insurance as set forth below with insurance companies acceptable to the District to protect the Contractor from claims which may arise from operations under the contract, whether such operations be by the Contractor or anyone directly or indirectly employed by them. The Contractor further shall furnish upon request of the District's Contract and Insurance Services Branch, certificates of such insurance, signed by an authorized representative of the insurance carrier, which shall include a minimum thirty-one (31) day cancellation clause. Failure to maintain the insurance and furnish the required certificates may be considered a breach of the contract by the Contractor and the District may terminate the contract and the Contractor shall he put in default pursuant to General Contract Condition #30, "Default by Contractor."

      a. Workers' Compensation Insurance in accordance with provisions of the California Labor Code, adequate to protect the Contractor from claims under Workers' Compensation Acts which may arise from operations under the contract, whether such operations be by the Contractor or anyone directly or indirectly employed by them.

The Contractor in signing this contract hereby certifies, pursuant to Sec. 1861 of the California Labor Code, as follows:

                  I am aware of the provisions of Section 3700 of the Labor Code which require every employer to be insured against liability for workers' compensation or to undertake self-insurance in accordance with the provisions of that code, and I will comply with such provisions before commencing the performance of the work of this contract.

      b. Comprehensive Bodily Injury and Property Damage Liability Insurance for Combined Single Limit Bodily Injury and/or Property Damage Liability of not less than $1,000,000.00 each occurrence. The policy so secured and maintained shall include coverage for Contractual or Assumed Liability, Contractors Protective (Contingency) Liability, Products Liability or Completed Operations, and Owned, Hired, and Nonowned Automobiles Insurance; and shall be endorsed to name the Los Angeles Unified School District and Board of Education of the City of Los Angeles as additional insureds and to provide specifically that any insurance carried by the District which may be applicable to any claim or loss shall be deemed excess and the Contractor's insurance primary despite any conflicting provisions in the Contractor's policy to the contrary.

      The Contractor shall be responsible and liable for all damage to the property of the District which is caused by the Contractor, Sub-Contractors, or employees thereof, during the execution of this Contract and shall, at his own expense, repair and/or replace all damage property to its original condition.

2.    PERMITS AND LICENSES

      All work shall comply with the needs of the District. The Contractor and all their employees shall secure and maintain in force such permits, licenses, certificates, and other documents as are required by State, County, City, or other governmental or regulatory bodies to legally engage in and perform the services to be provided under the Agreement. Specifically, the Contractor shall observe and comply with the Department of Health Services,


SPECIFICATIONS
AIR CONDITIONING
SYSTEMS (VARIOUS TYPES)            Page 3 of 7                             C-617

LOS ANGELES UNIFIED SCHOOL DISTRICT
SPECIFICATIONS - continued

      CAL/OSHA, South Coast Air Quality Management District, State and Federal Environmental Regulations, Fire codes and all other applicable laws, ordinances and regulations in their operations.

3.    PACKAGING

      All deliveries shall be made in cartons properly marked and fully labeled, showing Contractor's name, contents, quantity, sizes and purchase order number. Deliveries may be rejected if not properly identified.

4.    DELIVERY REQUIREMENTS AND LOCATIONS

      The Contractor will be provided a map showing the District's schools and locations for reference. Not all schools and locations will require service under this Contract. The Contractor is to refer to the map for verification of District boundaries/locations that may require delivery. Costs indicated in the Rate Schedule shall reflect delivery to any location within those boundaries. (1) Unless otherwise specified, the Contractor shall be responsible for delivery and shall pay all costs, including drayage, freight, insurance and special equipment at the rates established in the Rate Schedule. (2) Contractor shall set the equipment "on-site" as directed by the District. It shall be the Contractor's responsibility to coordinate the deliveries and inspection (time, place, equipment, etc.). It shall be the Contractor's/Trucking Line's responsibility to have the necessary manpower/equipment to unload the trucks. (3) Contractor/Trucking Line shall contact the District a minimum of two (2) days prior to delivery to arrange for personnel to be available to receive the units.

5.    PREFERENTIAL PRICING

      The Los Angeles Unified School District shall be given the benefit of any lower prices which may for comparable quantity and delivery be given by the Contractor to any other school district, state, county, municipal or local government agency for the product listed herein.

6.    MANUFACTURERS CATALOG

      Contractor shall provide (at no charge to the District) ten (10) copies of manufacturer's current catalogs/published price lists indicating available items and price listing upon award of contract and with any subsequent price change. Contractor is responsible for contacting the manufacturers to assure availability of price lists. Items to be invoiced are to be based on catalog prices effective on ordering (Purchase Order) date, not shipping or receiving date. Any change in prices and/or price lists shall not be effective until ten (l0) days after the revised price lists are received by the Purchasing Branch, who are so authorized to order under contract. Revised prices/catalogs should be sent to and include:

         COVER LETTER:  To indicate Contractor's name contact person, phone number.

         EACH PRICE LIST: Label or stamp Contractor's name, address and phone number. Send price lists to:

                          Los Angeles Unified School District
              1 each:     Purchasing Branch -19th Floor
                          355 South Grand Avenue, Suite 1951
                          Los Angeles, CA 90051
                          Attn: Marc Monforte, Purchasing Services Manager

                          Los Angeles Unified School District
              9 each:     Design and Inspection Branch 6th Floor
                          355 South Grand Avenue
                          Los Angeles, CA 90051
                          Attn: Victor Euben, Supervising Mechanical Engineer.


SPECIFICATIONS
AIR CONDITIONING
SYSTEMS (VARIOUS TYPES)            Page 4 of 7                             C-617

LOS ANGELES UNIFIED SCHOOL DISTRICT
SPECIFICATIONS - continued

It is specifically understood that the District's Bid Conditions shall supersede any general terms and/or conditions contained in manufacturer's price list, submitted as a part of this Bid/Contract by the Contractor/Vendor.

7.    MANUFACTURER CHANGES

      During the course of the contract, if there are manufacturer's changes in the basic units and/or model number changes, the District must be immediately notified. The Manufacturer or their representative must provide the District with the new specification data sheet(s) within a week, and must have the District approval prior to shipment. If the new model(s) is acceptable, all other terms, conditions and prices shall remain in effect. If the new model is unacceptable to the District, Contractor will be notified not to provide/ship.

8. SPARE PARTS: The manufacturer or his assigned agent shall maintain within the Los Angeles metropolitan area an adequate stock of replacement parts which shall be available for immediate delivery for a minimum period of five (5) years.

9.    OPERATING AND MAINTENANCE INSTRUCTIONS

      The Contractor shall provide seven (7) sets of operating and maintenance instructions for each type of unit purchased. Also to be included are copies of the certified test results and certified drawings of the units in accordance with the serial numbers of each. These documents shall be sent separately from the units, in book format (one binder per type of unit), to the District's Supervising Mechanical Engineer. Each set of documents shall have the name and address identifying the point of delivery of the units. A specific address for books will be provided to the Contractor.

10.   FAILURE OF CONTRACTOR TO PROVIDE AS AGREED

      If in the opinion of the District, the Contractor at any time during the period of the contract fails to perform satisfactorily the service called for herein, or otherwise fails to perform satisfactorily the service called for herein, or otherwise fails or neglects to comply with the terms of the Contract, the District may, without notice or demand, make arrangements elsewhere for the service or any part thereof and hold the Contractor responsible for damages which may be sustained by the District. Any additional costs incurred by such default may be collected by the District from the Contractor and/or Contractor's Performance Guarantee Surety and/or deducted from any payment(s) due or to become due. It is specifically provided and agreed that time shall be of the essence in regard to the Contract performance requirement.

      A.    Liquidated Damages

            It is agreed by the Contractor and the District that because it would be impracticable and extremely difficult to fix the actual damage to the District (in accordance with government Code Section 53069.85) should the work not be completed within the prescribed time period, (plus any extension of time authorized by change orders under the Contract), it is agreed that there shall be assessed as liquidated damages, but not as a penalty, the following amount for each calendar day's delay after the expiration of such time period until the date of physical delivery of the equipment as accepted by the District.

            1. If Contractor does not deliver the equipment on or before the scheduled delivery date(s), Contractor shall pay to the District as fixed and agreed liquidated damages which shall be in lieu of all other damages for such non-delivery, the amount (as indicated below) per day, per unit, for each calendar day between the scheduled delivery date and the date of actual delivery, but in no event more than five (5) calendar days. Assessment shall not exceed contracted cost of unit being purchased.


SPECIFICATIONS
AIR CONDITIONING
SYSTEMS (VARIOUS TYPES)            Page 5 of 7                             C-617

LOS ANGELES UNIFIED SCHOOL DISTRICT
SPECIFICATIONS - continued

      CATEGORY:     AC-1   $250.00     HP-2   $250.00     MZ-1        $250.00
                    AC-2   $250.00     HP-3   $250.00     MZ-2        $250.00
                    AC-3   $250.00     HP-4   $250.00     SPECIAL     $250.00
                    HP-1   $250.00     HP-5   $250.00     HP(EXTRA)   $250.00

      2. If the delay in delivery of the equipment continues for more than five (5) days, then during the thirty (30) day period immediately thereafter, upon written notice, the District may terminate the entire agreement and/or outstanding purchase order and proceed to invoke the provision of the clause entitled "Default by Contractor," (See General Bid and Contract Conditions, Page G, Paragraph 30).

            These assessments may be levied whenever the delivery time requirements of this contract have not been met. Circumstances beyond the control of the Contractor will be given consideration. The District shall be the sole judge in determining to invoke this provision.

            Additionally, in lieu of assessment indicated in number one (1) above, should the Contractor fail to provide service, the District reserves the right to have the services performed by another vendor. The difference between the contracted and actual cost to the District (fair market value) will be considered restitution in lieu of any default action being taken by the District, if such action is needed.

            Assessment of such reductions by the District shall in no way relieve the Contractor of their obligation to provide continued contracted service/performance.

NOTE: Repeated offenses may result in a default action against the Contractor.
      (See: General Contract Conditions, Page F and G, #30).

11.   SERIAL NUMBERING

      Each air conditioner unit is to be marked with the serial number clearly legible on the outside of the unit by means of a permanently affixed stamp or metal tag. This serial number must also be shown on the invoice when submitted for payment.

12.   RISK OR LOSS OR DAMAGE

      A. It is the full intent of the District that the Contractor retain responsibility for the unit(s) unit delivered to the construction site for installation specified in the DAR, (deliver as requested) document, at which time the Construction Contractor and District will assume responsibility of the unit(s).

      B. Should the unit(s) be found to have been damaged in shipping, the Contractor will be notified and it will be the Contractor's responsibility to provide repair or replacement within two (2) weeks of the notification. Final determination of whether to repair or replace the unit(s) shall be by the District. It is the intent of this action to prevent the interruption of the Construction Contractor's schedule, which is critical to this project. Damaged units not repaired/replaced within the two (2) week period would be subject to assessment or liquidated damages. (See: page 18, paragraph no. l0).

13.   ORDERING PROCEDURES

      A. The units will be purchased by the District with individual purchase orders for various quantities throughout the life of the agreement. However, the purchase order will include a "Deliver As Requested"
            (DAR) section to allow the scheduling of arrival of units to match installation.


SPECIFICATIONS
AIR CONDITIONING
SYSTEMS (VARIOUS TYPES)            Page 6 of 7                             C-617

LOS ANGELES UNIFIED SCHOOL DISTRICT
SPECIFICATIONS - continued

      B. The intent is to place a purchase order for several units from the selected supplier(s) then allow the Construction Program Management to place a release of the units under the DAR. All shipments will be delivered to locations in Southern California within District's area of responsibility/geographic boundaries.

      C. It is also anticipated that an order will be requested initially to provide a small backlog for the Installation Contractor.

      D. It is the intent of the District to obtain the lowest cost for shipment of the air conditioner units by working with the Contractor to allow full truckload shipments if possible.

      E. It is the intent of the District to provide the Contractor with a preliminary listing of the type and size of the air conditioner units to be supplied. As design is complete, the list will be updated reflecting the actual type and size units required on a bi-weekly/monthly basis. This listing is to be used ONLY to provide the Contractor information on approximately the number, type, and size of air conditioner units to be purchased. This should assist the supplier(s) in planning production and shipping schedules to meet the requirements of the District.

      F. No minimum dollar value or minimum size of order shall be designated for any order.

14.   WARRANTY

      Manufacturers or their assigned agent shall guarantee equipment against imperfections of materials and/or workmanship for a period of one (1) year from date units are put into service. Compressor shall have a five (5) year "unconditional guarantee."


SPECIFICATIONS
AIR CONDITIONING
SYSTEMS (VARIOUS TYPES)            Page 7 of 7                             C-617

                   Business Services Center, Purchasing Branch
                 355 South Grand Avenue 19th Floor, Suite 1951
                             Los Angeles, CA. 90071

                            CONTRACT FOR FURNISHING:

                            AIR CONDITIONING SYSTEMS
                                (VARIOUS TYPES)

                        FOR VARIOUS LOCATIONS WITHIN THE
                      LOS ANGELES UNIFIED SCHOOL DISTRICT

                       FOR: DESIGN AND INSPECTION BRANCH

                                    APPENDIX

MANUFACTURER'S MAKE AND MODEL NUMBER

Bidder shall provide the manufacturer's make and model number for each individual unit they are bidding on. The system description below matches those in the "Rate Schedule" Section (see pages no. 6 through 73). Make sure items are properly matched. Systems bid which do not have a make and model indicated may not be considered for an award.

                                  CATEGORY HP-3

         Heat pump, single packaged, air to air, vertical, wall mounted.

                          Must provide 450 CFM O.S.A.
       Noise criteria maximum 50 dba on "A" scale 10 feet away from unit.

System Description                    Manufacturer's Make and Model Number
--------------------------------------------------------------------------------

2 ton 460V/3 phase               Make:    Marvair      Model No:   AVP24HPD-OOY
      (0310512043)

2 ton 208V/230V/1 phase          Make:    Marvair      Model No:   AVP24HPA-OOY
      (0310512021)

2 ton 208V/230V/3 phase          Make:    Marvair      Model No:   AVP24HPC-OOY
      (0310512023)

2.5 ton 460V/3 phase             Make:    Marvair      Model No:   AVP30HPD-OOY
      (0310512543)

2.5 ton 208V/230V/1 phase        Make:    Marvair      Model No:   AVP30HPA-OOY
      (0310512521)

2.5 ton 208V/230V/3 phase        Make:    Marvair      Model No:   AVP30HPC-OOY
      (0310512523)

3 ton 460V/3 phase               Make:    Marvair      Model No:   AVP36HPD-OOY
      (0310513043)

3 ton 208V/230V/1 phase          Make:    Marvair      Model No:   AVP36HPA-OOY
      (0310513021)

3 ton 208V/230V/3 phase          Make:    Marvair      Model No:   AVP36HPC-OOY
      (0310513023)


APPENIX
AIR CONDITIONING                                                    OCTOBER 1997
SYSTEMS (VARIOUS TYPES)            Page 1 of 2                             C-617

LOS ANGELES UNIFIED SCHOOL DISTRICT
APPENIX - continued

System Description                    Manufacturer's Make and Model Number
--------------------------------------------------------------------------------

3.5 ton 460V/3 phase             Make:    Marvair      Model No:   AVP42HPD-OOY
      (0310513543)

3.5 ton 208V/230V/1 phase        Make:    Marvair      Model No:   AVP42HPA-OOY
      (0310513521)

3.5 ton 208V/230V/3 phase        Make:    Marvair      Model No:   AVP42HPC-OOY
      (0310513523)

4 ton 460V/3 phase               Make:    Marvair      Model No:   AVP48HPD-OOY
      (0310514043)

4 ton 208V/230V/1 phase          Make:    Marvair      Model No:   AVP48HPA-OOY
      (0310514021)

4 ton 208V/230V/3 phase          Make:    Marvair      Model No:   AVP48HPC-OOY
      (0310514023)

5 ton 460V/3 phase               Make:    Marvair      Model No:   AVP60HPD-OOY
      (0310515043)

5 ton 208V/230V/1 phase          Make:    Marvair      Model No:   AVP60HPA-OOY
      (0310515021)

5 ton 208V/230V/3 phase          Make:    Marvair      Model No:   AVP60HPC-OOY
      (0310515023)


APPENIX
AIR CONDITIONING                                                    OCTOBER 1997
SYSTEMS (VARIOUS TYPES)            Page 2 of 2                             C-617

                      LOS ANGELES UNIFIED SCHOOL DISTRICT

                       GENERAL BID AND CONTRACT CONDITIONS

THE BOARD OF EDUCATION OF THE CITY OF LOS ANGELES HAS AUTHORIZED THIS CONTRACT AND ONLY THE BOARD OF EDUCATION CAN AUTHORIZE CHANGES IN THE RATES, TERMS AND CONDITIONS IN THE CONTRACT. THE BRANCH DIRECTOR OF PURCHASING OR THE BRANCH DIRECTOR OF CONTRACT AND INSURANCE SERVICES SHALL NOTIFY THE CONTRACTOR IN WRITING OF ANY CHANGES SO AUTHORIZED. NO OTHER PERSONS MAY AUTHORIZE CHANCES TO THIS CONTRACT.

1. SMALL MINORITY, FEMALE-OWNED AND DISABLED VETERAN VENDORS PREFERENCE PROGRAM - Small minority, female-owned and disabled veteran vendors located within the boundaries of Los Angeles, Orange, San Bernardino, and Ventura Counties applying for the preference program must have on file a certification application which becomes effective 30 days after approval by the District. For further information, please contact Equal Opportunity Section, (213) 633-7735.

2. NAME AND NATURE OF CONTRACTOR'S LEGAL ENTITY - The Bidder shall specify in the Bid and in the performance guarantee, if any, the full name and nature of its legal entity and any fictitious name under which it does business. The Bill shall be signed under the full legal name by a person authorized to sign on behalf of the legal entity.

      After award of a bid, should a change be contemplated in the name or nature of the legal entity, the Contractor shall first notify the Contract and insurance Services Branch of the District in order that proper steps may be taken to have the change reflected on the Contract.

3. EXAMINATION OF CONTRACT DOCUMENTS AND ACTUAL CONDITIONS - Before submitting a Bid, the Bidder shall thoroughly familiarize themselves with all Contract documents and any addenda issued before the Bid opening. Such addenda shall form a part of the Bid and shall be made a part of the Contract documents. It shall be the Bidder's responsibility to ascertain that their Bid includes all addenda issued prior to the Bid opening.

      The Bidder must satisfy themselves by personal examination and by such other means as they may prefer as to the actual conditions and requirements under which the Contract must be performed. If upon inspection and examination by else Bidder, there are any existing conditions or requirements which are not completely understood by the Bidder, they shall contact the Purchasing Branch for such information.

      The Bidder, when visiting a District location, shall make themselves and their business known to the Administrator so that their presence on the premises is authorized.

4. SPECIFICATIONS - The detailed specification(s) and/or brand name or number given is descriptive and indicates quality and style of the supply/equipment item required. Offers to supply an item substantially the same as the item described herein will be considered regardless of minor variations from the listed specifications. If such offers are made, the equipment offered must be equal in quality, durability and fitness for the purpose intended.

5. PRICING - Prices should be typed for each item separately for the units specified in the Bid form. California Sales and Use Tax shall not be included. School Districts are exempt from Federal Excise tax. Errors in price may be crossed off and corrections made prior to bid opening and should be initialed in ink by the person signing the Bid or Bidder's authorized representative.

      During the Contract period, should there be any decrease in prices of the items listed therein, a corresponding decrease in prices on the balance of the Contract period shall be given to the District for as long as the lower prices are in effect, but at no time shall the prices charged the District exceed the prices therein


GENERAL CONTRACT CONDITIONS
Revised (03/27/97)                    -A-

      The District shall be given the benefit of any lower rates which may (for comparable quality and delivery) be given by the Contractor to any other School District or any other State, County, municipal or local government agency in Los Angeles County in similar quantities, terms and conditions for the equipment listed herein.

6. INSPECTION OF BIDDER'S FACILITIES - The District reserves the right to inspect the facilities of the Bidder prior to award of the Contract and if representatives of the District determine after such inspection that the Bidder is not capable of performance satisfactory to the District, their bid shall be ruled "non-responsive."

7. WARRANTY - Bidder shall attach a copy of their standard warranty to their bid when applicable. In ease of award, the resulting Contract supersedes all clauses, terms and conditions of the Bidders warranty which in any way limit this Contract, or are in conflict with, or inconsistent with it, but incorporates by reference any terms and conditions which extend or increase the warranty specified by the District.

      In addition to the foregoing, if the Branch Director of Purchasing or his or her designee, upon reviewing the Bidder's warranty, determines that any terms and conditions of the Bidder's warranty are not acceptable for any reason, the Branch Director/designee will notify the Bidder thereof in writing prior to award, and in that event, the terms and conditions so specified will be inapplicable. (This provision is intended to apply to situations where a Bidder's warranty is technically not limiting, or in conflict with, or inconsistent with the District's warranty, but contains additional terms and conditions which are unacceptable to the District. The decisions of the Branch Director of Purchasing shall be final.)

8.    ACCEPTABLE OR REJECTION OF BID - Bid shall remain open and valid for sixty
      (60) days after the Bid opening date unless otherwise stipulated and may be accepted without further written notice by the Board of Education at a public meeting; upon mutual agreement by the District and the Bidder, the sixty (60) day period may be extended. The Bidder may withdraw their Bid at any time before the Bid closing date/time.

9. SAMPLES - The District may reject the Bid of Bidder failing to submit samples as requested. Samples shall be furnished free of cost and shall be submitted when requested in the Bid to the Purchasing Branch location as indicated. Samples should be plainly marked with name of Bidder, Bid Number and date of Bid Closing. Samples of successful Bidder may be retained for comparison with deliveries. Bidder may pick up samples (if not destroyed by test) on notice from the Purchasing Branch. Within thirty
      (30) calendar days after date of such notice, samples not picked up will be disposed of by the District. Suppliers (or its agent) assumes all risks of loss or damage to sample.

10. AWARDS OF CONTRACT - If an award is made on a Bid, the Contract will be awarded according to the authority granted the Board of Education of the Los Angeles Unified School District under California Law (e.g., the Public Contract Code, Education Code, Government Code). Ordinarily, Contracts are awarded to the lowest responsible bidder. However, certain statutes, (e.g., Education Code Sections 39645 and 39802) authorize award for certain Contracts to other than the lowest responsible Bidder, at the discretion of the Board of Education. The Board of Education reserves the right to award in accordance with flee fullest authority granted it under State Law.

      Moreover, certain Contracts are designed to be awarded to the lowest or best bidder on specific items or parts. In such situations, this intention is delineated in the Bid documents. Bidder is cautioned and urged to pay specific attention to all the terms and conditions in the Bid documents pertaining to such award (and all other matters).

11. FORCE MAJEURE CLAUSE - The parties to the Contract shall be excused from performance during the time and to the extent that they are prevented from obtaining, delivering or performing by act of God, fire, strike, loss or shortage of transportation facilities, lockout, or commandeering of materials, products, plants or facilities by the government, when satisfactory evidence thereof is presented to the other party, provided that it is satisfactorily established that the non-performance is not due to the fault or neglect of the party not performing.


GENERAL CONTRACT CONDITIONS
Revised (03/27/97)                    -B-

LOS ANGELES UNIFIED SCHOOL DISTRICT
GENERAL BID AND CONTRACT CONDITIONS - continued

      Upon issuance of an award, the Contractor shall as part of subject Contract, establish lines of communication which shall require the Contractor and/or principal subcontractor to issue notices of strikes or other work stoppages within 24 hours of the occurrence of such events. Failure of the Contractor to notify the District of the occurrence of such situations within 24 hours of notification by the principal subcontractor(s) shall entitle the District to pursue such remedies as are available under the provisions of the Contract.

12. SAFETY AND SECURITY - It shall be the responsibility of the Contractor to ascertain the District Branch or Office, under whose direction the service shall be performed. The rules and regulations pertaining to safe driving on school grounds, particularly when students and children are present must be adhered to. The Contractor's drivers shall exercise extreme caution at all times.

      Drivers entering school premises when school is not in session shall lock any gate or door to which they have access, both when entering and/or leaving the grounds. Gate keys, as may he required, will he furnished by the District Branch or Office supervising the service. Any unusual condition noted by drivers, such as gates or doors found unlocked or open or evidence of vandalism, should he reported to the School Police Department of the Los Angeles Unified School District, Tel: (213) 625-6631 (24 -hour telephone number)

13. HOLD HARMLESS CLAUSES - The Contractor shall hold harmless and indemnify the District and the Board of Education of the City of Los Angeles, its officers and employees from every claim or demand which may be made by reason of:

      (a) Any injury to person or property sustained by the Contractor or by any person, firm, or corporation, employed directly or indirectly by them upon or in connection with his performance under the Contract, however caused, unless such injury is caused by the negligence or willful misconduct of the District.

      (b) Any injury to person or property sustained by any person, firm or corporation, caused by any act, neglect, default, or omission of the Contractor or of any person, firm, or corporation, indirectly employed by them upon or in connection with his performance under the Contract.

      (c) Any liability that may arise from the furnishing or use of any copyrighted composition, or patented invention, under this Contract. It is the intent of the District to adhere to the provisions of the copyright laws; this hold harmless shall not apply to any claim by Contractor that District has infringed a patent or copyright of Contractor.

      The Contractor at their own expense and risk shall defend any legal proceeding that may be brought against the District or the Board on any such claim or demand, and satisfy any judgment that may be rendered against the District or the Board therein. With respect to claims of patent or copyright infringement, the District agrees to give Contractor notice of any such claim and to fully cooperate with Contractor in the defense and all related settlement negotiations.

14. INSURANCE - The Contractor shall maintain adequate insurance for Worker's Compensation claims for personal injury claims including death and for property damage claims which may arise from operations under the Contract. On leased or rented machines, the Contractor shall also maintain insurance adequate to cover any losses due to vandalism, theft, fire or water damage.

      The contractor shall be required to file with the District certifications of such insurance. Failure to furnish such evidence, may be considered default by the Contractor.

15. PERMIT AND LICENSES - The Contractor and all their employees or agents shall secure and maintain in force such licenses and permits as are required by law in connection with the furnishing of materials, articles or services required for performance hereunder. All operations and materials shall be governed by the laws of the State of California.


GENERAL CONTRACT CONDITIONS
Revised (03/27/97)                    -C-

LOS ANGELES UNIFIED SCHOOL DISTRICT
GENERAL BID AND CONTRACT CONDITIONS - continued

16. CONTRACTOR, NOT OFFICER, EMPLOYEE OR AGENT OF THE DISTRICT - While engaged in carrying out and complying with the terms and conditions of the Contract, the Contractor is an independent Contractor and not an officer, employee or agent of the District.

17. TOLL CHARGES - - If it is necessary that the District place toll or long distance telephone calls in connection therewith (for complaints, adjustments, shortages, failure to deliver, etc.), the Contractor shall accept all charges for such calls on a reverse charge basis.

18. INVOICES AND PAYMENTS - Unless otherwise specified the Contractor shall submit invoices in duplicate on a form acceptable to the District, to the Financial Services Division, Accounts Payable Section, P.O. Box 54306, Los Angeles, California 90054. All invoices shall reference the District purchase order/Contract number.

      The District shall pay only the California Sales, Use Tax, and/or the Los Angeles County Uniform Local Sales and Use Tax on the prices (rates), when applicable and listed separately on the invoice. School Districts are exempt from the Federal Excise Tax. The District, upon request, shall furnish the Contractor a Federal Tax Exemption Certificate. Any new or additional tax not in effect at the time of the Bid but in effect during the Contract period shall be paid by the District.

      The supplier shall list separately any taxes payable by the District and shall certify on the invoices that the Federal Excise Tax is not included. The District shall make payment for materials, supplies, or services furnished under the Contract within a reasonable and proper time after acceptance thereof and approval of the invoices by the authorized District Representative. Late payment by the District shall not constitute a material breach of any Contract resulting from the Bid.

      All Cash Discounts shall be taken and computed from the date of delivery of acceptable material or the date of receipt of the invoice, whichever is the later.

      In any Contract or purchase order resulting from the Bid, the District will reserve the right to withhold payment as a set off against amounts due or to become due to the District resulting from any other Contracts or purchase orders entered into with the same Contractor.

19. TAXABLE INTEREST - In accordance with Section 107.6, California Revenue and Taxation Code, the Contractor is hereby notified that a possessory interest subject to property taxation may be created by this Contract; that such property interest may be subject to property taxation if created and that the party in whom the possessory interest is vested may be subject to the payment of property taxes levied on such interest.

20. TITLE - At the option of the vendor, title may pass to the District on acceptance by the District or may pass to the District for each item of equipment on the date of shipment form the Contractor or on the date Contractor receives the District's order for its purchase, whichever is later. During the period the equipment is in transit, the Contractor and its insurers, if any, relieves the District of responsibility for all risks of loss or damage.

21. SECURITY INTEREST - To the extent permitted by law, the Contractor may reserve a purchase money security interest in each item of equipment. This interest will be satisfied by payment in full hereunder and, in addition, when applicable, by the return to Contractor by the District of parts in respect to additions or conversions that involve the removal of parts which become the property of the Contractor. The District agrees to sign appropriate documents to permit the Contractor to perfect any security interest it might be entitled to by law.

22. GENERAL - The complete Contract includes the following documents: The advertisement for Bids, the Bid and General Contract Conditions, the Specifications, the Bid of the Contractor and its acceptance by the District, the Contract, and the Performance Guarantee (if applicable), and all amendments thereto. Any of these documents shall be interpreted to include all provisions of the other documents as though fully set out therein.


GENERAL CONTRACT CONDITIONS
Revised (03/27/97)                    -D-

LOS ANGELES UNIFIED SCHOOL DISTRICT
GENERAL BID AND CONTRACT CONDITIONS - continued

      This Contract and any amendments, addenda or purchase orders issued hereunder by the District shall be the complete and exclusive Contract between District and vendor.

      The District hereby certifies and represents that as of the date of award of a Contract pursuant to these specifications, the equipment to be purchased hereunder is intended for the use of District's officers and employees for school purposes and is not purchased with the intention to resell the equipment.

      If any provision or provisions of this Contract shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

23. FAIR EMPLOYMENT PRACTICES ADDENDUM - In the performance of this Contract, the Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, ancestry, sex, age, handicap or national origin. The Contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, ancestry, sex, age, handicap or national origin. Such action shall include, but not be limited to, the following: employment, promotion, demotion or transfer; recruitment or recruitment advertising, layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor shall post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this Fair Employment Practices Section.

      The Contractor will permit access to their records of employment, employment advertisements, application forms, and other pertinent information and records by the Affirmative Action/Title IX Programs Section for the purposes of investigation to ascertain compliance with the Fair Employment Practices Section of this Contract.

      Willful violation

      The District may determine a willful violation of the Fair Employment Practices Provision to have occurred upon receipt of a final judgment having that effect from a court in an action to which Contractor was a party, or upon receipt of a written notice from the Department of Fair Employment and Housing that it has investigated and determined that the Contractor has violated the Fair Employment Practices Act and has issued an order, under Labor Code Section 1426, which has become final, or obtained an injunction under Labor Code Section 1426.

      For willful violation of this Fair Employment Practices Provision, the District shall have the right to terminate this Contract either in whole or in part, and any loss or damage sustained by the District in securing the goods or services hereunder the Performance Guarantee, if any, and the District may deduct from any monies due or that thereafter may become due to the Contractor, the difference between else price named in the Contract and the actual cost (fair market value) thereof to the District.

24. CALIFORNIA LAW - This agreement is to be construed and interpreted in accordance with California Law. With respect to statutory references that may be set forth in the Contract documents, the District has attempted to the best of its ability to have such references accurate and current. Because of the possibility of legislative changes, not reflected herein, however, Bidder is hereby expressly informed that all statutory references may be subject to change or renumbering and that the Contract will be deemed to incorporate and follow the specific statutes referred to herein, as amended, revised, or renumbered.

25. EXECUTION OF CONTRACT - The Contractor shall return the Contract, completely executed to the District's Contract and Insurance Services Branch, P.O. Box 512298, Los Angeles, California 90051, within fifteen
      (15) days of receipt of the Contract documents.

26. PERFORMANCE GUARANTEE - The Contractor shall be required to provide a performance guarantee at the time of execution of the Contract, (if applicable) in the form of a cashier's or certified check, a certificate of deposit or a performance bond for awards during the first Contract period (12 months) plus 120 days to cover service/


GENERAL CONTRACT CONDITIONS
Revised (03/27/97)                    -E-

LOS ANGELES UNIFIED SCHOOL DISTRICT
GENERAL BID AND CONTRACT CONDITIONS - continued

      deliveries ordered before but performed after the Contract expiration date, in an amount equal to 25% of the total cost for the annual period. The guarantee shall be effective for the first Contract period and shall be renewed for each subsequent 12 months period.

      Failure to promptly submit the required performance guarantee within ten
      (10) calendar days of notification may result in the initiation of a default action against the successful Bidder.

27. ASSIGNMENT OF CONTRACT - The Contractor shall not assign or transfer by operation of law or otherwise any or all of its rights, burdens, duties or obligations without the prior written consent of the Board of Education of the Los Angeles Unified School District, and of the surety on Contract bond, if any. Should the Contractor be allowed to assign any Contract awarded, any such assignment shall not operate to increase the cost nor to reduce the obligations owed to the District. The District will not enter into a separate agreement with the assignee.

28. EQUIPMENT AND LABOR - The Contractor shall furnish all tools, equipment, apparatus, facilities, transportation, labor and material necessary to furnish the service herein described, the service to be performed at such times and places as directed by and subject to the approval of the authorized District representative indicated in the specifications.

29. SUB-CONTRACTORS - Sub-contractors, if any, engaged by the Contractor for the Contractor shall be subject to the approval of the District. The Contractor shall be held responsible for all operations of subcontractors and shall require them to maintain adequate Worker's Compensation and Public Liability Insurance.

30. DEFAULT BY CONTRACTOR - The District shall hold the Contractor liable and responsible for all damages which may be sustained because of the failure or neglect of the Contractor to comply with any term or condition listed herein, it being specifically provided and agreed that time is of the essence in the Contract performance.

      If the Contractor fails or neglects to furnish any of the supplies or services listed herein at the prices named and at the time and places herein stated or otherwise fails or neglects to comply with the terms of the Contract the District may upon written notice to the Contractor cancel the Contract in its entirety or cancel or rescind any or all items affected by such default, and may, whether or not the Contract is canceled in whole or in part, procure supplies or services elsewhere without notice to the Contractor. The prices paid by the District at the time such supplies or services are procured shall be considered the prevailing market prices. Any extra cost incurred by such default shall be collected by the District from the Contractor and the performance guarantee, if any.

31. CONTRACT EXTENSION - Unless otherwise stated any Contract resulting from this Bid may be extended in accordance with applicable legal provisions at the same terms and conditions upon mutual agreement of the parties.

32. SPECIAL PURCHASES - The District reserves the right to acquire from other sources during the life of the Contract such items as may be required for testing, evaluation, experimental purposes, emergency needs, or small purchases made by individual schools.

33. DISTRICT NAME MAY NOT BE USED - The name and/ or logo of the District or any school of the District may not be used in any advertisements or other communications which may convey the impression that the District authorizes the solicitation and/or that there may be some connection between the District and the contractor.

34. DISTRICT PURCHASING RIGHT - Individual schools and offices reserve the right to purchase similar or the same items from other sources through the Imprest Fund and/or School Purchase Orders.

35. CHILD AND/OR ANTI-SLAVE LABOR RIGHTS/LAWS - It is the District s policy to only purchase products that have been manufactured without the illegal use of child and/or forced convict or indentured labor. All goods provided to the District shall be manufactured in strict compliance with all applicable child and anti-slave labor laws of this or other countries of origin.


GENERAL CONTRACT CONDITIONS
Revised (03/27/97)                    -F-

LOS ANGELES UNIFIED SCHOOL DISTRICT
GENERAL BID AND CONTRACT CONDITIONS - continued

      WILLFUL VIOLATION - Should the District determine that willful violation of child and/or anti-slave labor rights/laws have occurred the District shall have the right to terminate this contract either in whole or in part and obtain the goods elsewhere. Any loss or damage sustained by the District in securing the goods hereunder may be deducted from any moneys due or that thereafter become due to the Contractor. Such deduction shall be the difference between the price named in the contract and the actual cost thereof to the District. Additional sanctions prescribed by law or board policy may similarly be applied.


GENERAL CONTRACT CONDITIONS
Revised (03/27/97)                    -G-